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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-125173 of Graham Packaging Company, L.P. and GPC Capital Corp. I on Form S-4 of our report dated March 29, 2005 relating to the consolidated financial statements and financial statement schedules of Graham Packaging Holdings Company, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania July 15, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM